Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LandBridge Company LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Class A shares representing limited liability company interests	457(c)	53,915,691	$66.78	$3,600,489,844.98	0.00015310	$551,235.00

	Total Offering Amounts					$3,600,489,844.98		$551,235.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$478,595.47

	Net Fee Due							$72,639.53

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A shares representing limited liability company interests (“Class A shares”) in LandBridge Company LLC, a Delaware limited liability company (the “Company”), being registered hereunder include an indeterminate number of Class A shares that may be issued in connection with the anti-dilution provisions or shares splits, share dividends, recapitalizations or similar events. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities issued hereunder.

(2)

Represents an aggregate of 53,915,691 Class A shares held by the selling shareholders identified in this registration statement, consisting of (i) 51,213,492 Class A shares that may be resold by LandBridge Holdings LLC upon receipt of such shares in exchange for the redemption of an equal number of OpCo Units (as defined in this registration statement) (together with the cancellation of an equal number of Class B shares representing limited liability company interests in the Company) and (ii) 2,702,199 Class A shares issued to the other selling shareholders identified in this registration statement in the December Private Placement (as defined in this registration statement).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low prices per Class A shares on June 26, 2025 as quoted on the New York Stock Exchange.

(4)	See Note (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	LandBridge Company LLC	S-1	333-284094	12/30/2024		$478,595.47	Equity	Class A shares	53,915,691	$3,126,031,764.18

Fee Offset Sources	LandBridge Company LLC	S-1	333-284094		12/30/2024						$478,595.47

(1)

Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 53,915,691 unsold Class A shares with a maximum aggregate offering price of $3,600,489,844.98 that were previously registered under a registration statement on Form S-1 with the U.S. Securities and Exchange Commission on December 30, 2024, as amended on March 12, 2025 (File No. 333-284094) (the “Prior Registration Statement”) and declared effective on March 24, 2025. A filing fee of $478,595.47 with respect to the 53,915,691 Class A shares with a maximum aggregate offering price of $3,126,031,764.18 was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold Class A shares included in this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 53,915,691 Class A shares being registered hereby in the amount of $551,235.00 is offset by $478,595.47 in registration fees previously paid by the registrant with respect to the Class A shares that were registered but not issued pursuant to the Prior Registration Statement.